NEWS RELEASE	220 Liberty Street
For Immediate Release	Warsaw, NY 14569

FINANCIAL INSTITUTIONS, INC. REPORTS THIRD QUARTER 2014
NET INCOME OF $7.2 MILLION

WARSAW, N.Y., October 22, 2014 – Financial Institutions, Inc. (the “Company”) (Nasdaq: FISI), the parent company of Five Star Bank, today reported net income for the third quarter ended September 30, 2014 of $7.2 million, compared with $7.0 million for the second quarter of 2014 and $6.2 million for the third quarter of 2013. After preferred dividends, third quarter earnings per diluted common share was $0.49, compared with $0.48 per share for the second quarter of 2014 and $0.42 per share for the third quarter of 2013.

“We are pleased to have delivered strong earnings growth in the third quarter, which reflects the impact of our strategic operating priorities,” said Martin K. Birmingham, the Company’s President and Chief Executive Officer. “Even more encouraging is that our improved profitability was achieved amid a challenging revenue growth environment. Our operating priorities center on maintaining a disciplined approach to meeting the financial needs of the communities we serve while bolstering our financial performance measures. In the third quarter, our efforts produced solid balance sheet growth, an improvement in our credit quality and resulted in an 11% increase in year-to-date earnings compared to the first three quarters of 2013.”

“We remain intensely focused on performance, continued enhancements to our business model and on developing talent at all levels of the organization so that we can be the leading community bank in the markets we serve,” added Birmingham. “Our people are critical to our success. I want to once again thank the expanding Five Star team, which includes our newest members from the recently acquired Scott Danahy Naylon insurance agency, for their commitment to delivering excellence to our customers and shareholders.”

Highlights:

•	Completed the acquisition of Scott Danahy Naylon Co., Inc. (“SDN”), a full service insurance agency

•	Initiated the implementation of a Company-wide Enterprise Risk Management model

•	Quarterly net income was $7.2 million, up 2% from last quarter and 17% from the third quarter of 2013

•	Noninterest income increased to $7.3 million for the third quarter of 2014, up 10% from last quarter and 18% from the third quarter of 2013

•	Average loans increased by $144.3 million or 8% from the third quarter of 2013 and $26.6 million or 1% from the second quarter of 2014, as total loans at September 30, 2014 reached record levels

•	Non-performing assets decreased 8% from the second quarter of 2014

•	Shareholders’ equity and common book value per share reached record levels at the end of the third quarter

•	Quarterly cash dividend of $0.19 per common share represents a 3.35% dividend yield as of September 30, 2014 and a return of 39% of third quarter net income to common shareholders

•	Strong quarterly return on average common equity of 10.55% and return on average tangible common equity of 13.73%

During the third quarter of 2014, the Company completed the acquisition of SDN, located in a suburb of Buffalo, New York, that provides a broad range of insurance services to both personal and business clients. SDN now operates as a subsidiary of Financial Institutions, Inc. and an affiliate of Five Star Bank. Also during the quarter, the Company continued the implementation of an enterprise risk management structure. This structure is intended to build upon the Company’s already strong risk culture and led to the appointment of a new, highly experienced chief risk officer. The structure will more closely integrate the Company’s growth strategies, including organic expansion and acquisitions, with its risk management and governance processes.

“Acquiring SDN represents an important building block in accordance with our strategic growth plans, which call for increased penetration of the Rochester and Buffalo markets and the diversification of our revenue base by expanding fee-based services,” said Kevin B. Klotzbach, the Company’s Executive Vice President and Chief Financial Officer. “The SDN platform provides subsequent opportunities to bolt on independent agencies in the future.”

Net Interest Income and Net Interest Margin

Net interest income totaled $23.3 million in the third quarter of 2014, up from $23.1 million in the second quarter of 2014 and $22.8 million in the third quarter of 2013. Average earning assets were up $4.8 million compared to the second quarter of 2014 and $176.7 million compared to the third quarter of 2013. The increase from the prior year period included increases of $144.3 million and $32.5 million in loans and investment securities, respectively. Third quarter 2014 net interest margin was 3.46%, down from 3.47% in the second quarter of 2014 and 3.62% in the third quarter of 2013.

Noninterest Income and Expense

Noninterest income totaled $7.3 million in the third quarter of 2014, compared to $6.6 million in the second quarter of 2014 and $6.2 million in the third quarter of 2013. Included in the 2014 totals are gains realized from the sale of investment securities. Exclusive of those gains, noninterest income was $6.7 million in the recently completed quarter and $5.6 million in the second quarter of 2014. The higher noninterest income generated in the most recent quarter is primarily a result of insurance income, of which $670 thousand was generated by SDN.

Noninterest expense in the third quarter of 2014 totaled $18.0 million, compared with $17.8 million in the second quarter of 2014 and $17.0 million in the third quarter of 2013. The increases in noninterest expense were largely due to higher salaries and benefits expense associated with the acquisition of SDN and the hiring of additional loan officers and related personnel as part of the Company’s expansion initiatives.

Income Taxes

Income tax expense was $3.4 million in the third quarter of 2014, compared to $3.1 million in the second quarter of 2014 and $3.0 million in the third quarter of 2013. The effective tax rate was 31.9% for the third quarter of 2014, 30.5% for the second quarter of 2014 and 33.0% for the third quarter of 2013. In general, the lower effective tax rate in 2014 reflects New York State tax savings generated by the Company’s real estate investment trust, which became effective during February 2014. However, the Company’s effective tax rate in the third quarter of 2014 was higher than the second quarter due to non-deductible one-time expenses associated with the acquisition of SDN.

Balance Sheet and Capital Management

Total assets were $3.06 billion at September 30, 2014, up $62.0 million from $2.99 billion at June 30, 2014 and $187.8 million from $2.87 billion at September 30, 2013. The increase from the prior year was driven by loan growth and higher investment security balances.

Total loans were $1.91 billion at September 30, 2014, up from $1.90 billion at June 30, 2014 and $1.78 billion at September 30, 2013. The increase in loans from the prior year was attributable to organic growth, primarily in commercial, home equity and consumer indirect loans. Total investment securities were $871.4 million at September 30, 2014, up $7.5 million compared with June 30, 2014 and up $42.2 million from September 30, 2013.

Total deposits were $2.54 billion at September 30, 2014, up $88.7 million from $2.45 billion at June 30, 2014 and $124.6 million from $2.41 billion at September 30, 2013. The increase during the third quarter of 2014 was mainly due to seasonal inflows of municipal deposits, while the year-over-year increase was primarily due to successful business development efforts. Public deposit balances represented 28% of total deposits at September 30, 2014, compared to 25% at June 30, 2014 and September 30, 2013.

Short-term borrowings were $216.0 million at September 30, 2014, down $38.7 million from June 30, 2014 and up $27.8 million from September 30, 2013, respectively. Short-term borrowings are utilized to offset seasonal outflows of municipal deposits.

Shareholders’ equity and common book value per share reached record levels at the end of the third quarter 2014. Shareholders’ equity was $277.8 million at September 30, 2014, compared with $269.8 million at June 30, 2014 and $247.8 million at September 30, 2013. Common book value per share was $18.48 at September 30, 2014, an increase of $0.27 from $18.21 at June 30, 2014 and $1.79 from $16.69 at September 30, 2013. Tangible common book value per share was $13.59 at September 30, 2014, a decrease of 7% from $14.62 at June 30, 2014 and an increase of 4% from $13.06 at September 30, 2013.

During the third quarter of 2014, the Company declared a common stock dividend of $0.19 per common share, consistent with the prior quarter and the third quarter of 2013. The third quarter 2014 dividend returned 39% of the quarter’s net income to common shareholders.

The Company’s leverage ratio was 7.34% at September 30, 2014, compared to 7.64% and 7.68% at June 30, 2014 and September 30, 2013, respectively. Goodwill and intangible assets recorded in conjunction with the SDN acquisition resulted in lower capital ratios. Such goodwill and intangible assets are excluded from regulatory capital under regulatory accounting practices.

Credit Quality

Overall credit quality improved during the third quarter of 2014. Non-performing assets at September 30, 2014 declined $752 thousand compared with June 30, 2014, driven by a decrease in non-performing loans. Commercial non-performing loans declined $605 thousand, residential mortgage non-performing loans declined $102 thousand and consumer indirect non-performing loans decreased $127 thousand. During the second quarter of 2014 the last of the remaining non-performing pooled trust preferred investment securities was sold. These securities had been transferred to non-performing status in years prior to 2010 and included in non-performing assets at fair value. Nonperforming assets to total assets were 0.28% at September 30, 2014 compared with 0.32% at June 30, 2014 and 0.38% at September 30, 2013.

The provision for loans losses for the third quarter of 2014 increased $257 thousand compared with the second quarter of 2014 and decreased $755 thousand compared to the third quarter of 2013. Net charge-offs of $1.9 million in the third quarter of 2014 represented 0.40% of average loans on an annualized basis compared to $1.7 million or 0.37% of average loans in the second quarter of 2014 and $1.7 million or 0.38% of average loans in the third quarter of 2013.

The allowance for loans losses to total loans was 1.43% at September 30, 2014, which was unchanged from June 30, 2014 and lower as compared with 1.50% at September 30, 2013. The allowance to non-performing loans was 333% at September 30, 2014 compared with 306% at June 30, 2014, and 258% at September 30, 2013. The higher allowance to non-performing loans ratio at September 30, 2014 was driven by a reduction in non-performing loans.

Mr. Birmingham added, “Although we are already performing at a high level with respect to asset quality metrics, as evidenced by peer comparisons, the quality of our loan portfolio showed additional improvement. This reflects the disciplined credit underwriting and origination processes of our organization and the high quality of our customers.”

About Financial Institutions, Inc.

Financial Institutions, Inc. provides diversified financial services through its subsidiaries, Five Star Bank and Scott Danahy Naylon. Five Star Bank provides a wide range of consumer and commercial banking services to individuals, municipalities and businesses through a network of over 50 offices and more than 60 ATMs throughout Western and Central New York State. Scott Danahy Naylon provides a broad range of insurance services to personal and business clients across 44 states. Financial Institutions, Inc. and its subsidiaries employ over 625 individuals. The Company’s stock is listed on the Nasdaq Global Select Market under the symbol FISI and is a member of the NASDAQ OMX ABA Community Bank Index. Additional information is available at the Company’s website: www.fiiwarsaw.com.

Non-GAAP Financial Information

This news release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes that non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the Company, and facilitate investors’ assessments of its business and performance trends in comparison to others in the financial services industry. In addition, the Company believes the exclusion of these non-operating items enables management to perform a more effective evaluation and comparison of the Company’s results and to assess performance in relation to the company’s ongoing operations. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP disclosures are used in this news release, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in Appendix A to this document.

Safe Harbor Statement

This press release may contain forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current beliefs or projections. There are a number of important factors that could affect the Company’s forward-looking statements, which include its ability to implement its strategic plan, its ability to redeploy investment assets into loan assets, whether it experiences greater credit losses than expected, breaches of its third party information systems, the attitudes and preferences of its customers, its ability to successfully integrate and profitably operate acquired businesses, the competitive environment, fluctuations in the fair value of securities in its investment portfolio, changes in the regulatory environment and general economic and credit market conditions nationally and regionally. For more information about these factors and other factors that could affect the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements. Except as required by law, the Company undertakes no obligation to revise these statements following the date of this press release.

*****

For additional information contact:
Kevin B. Klotzbach
Chief Financial Officer & Treasurer
Phone: 585.786.1130
Email: KBKlotzbach@five-starbank.com

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)
(Amounts in thousands, except per share amounts)

	2014			2013
	September 30,	June 30,	March 31,	December 31,	September 30,

SELECTED BALANCE SHEET DATA:
Cash and cash equivalents	$87,582	64,832	72,401	59,692	99,384
Investment securities:
Available for sale	585,479	601,903	674,650	609,400	583,551
Held-to-maturity	285,967	262,057	253,576	249,785	245,708

Total investment securities	871,446	863,960	928,226	859,185	829,259
Loans held for sale	1,029	201	900	3,381	2,810
Loans:
Commercial business	275,107	277,685	268,352	265,766	253,925
Commercial mortgage	469,485	469,055	468,763	469,284	449,565
Residential mortgage	103,044	106,206	110,164	113,045	117,624
Home equity	382,703	369,578	332,348	326,086	316,626
Consumer indirect	656,215	652,748	647,546	636,368	618,088
Other consumer	21,291	21,392	21,667	23,070	23,844

Total loans	1,907,845	1,896,664	1,848,840	1,833,619	1,779,672
Allowance for loan losses	27,244	27,166	27,152	26,736	26,685

Total loans, net	1,880,601	1,869,498	1,821,688	1,806,883	1,752,987
Total interest-earning assets (1)(2)	2,780,940	2,758,779	2,780,489	2,705,045	2,613,746
Goodwill and other intangible assets, net	68,887	49,826	49,913	50,002	50,095
Total assets	3,055,304	2,993,264	3,015,619	2,928,636	2,867,517
Deposits:
Noninterest-bearing demand	571,549	551,229	532,914	535,472	542,517
Interest-bearing demand	530,783	507,083	541,660	470,733	519,283
Savings and money market	805,522	766,594	812,734	717,928	757,454
Certificates of deposit	630,970	625,172	646,112	595,923	594,931

Total deposits	2,538,824	2,450,078	2,533,420	2,320,056	2,414,185
Borrowings	215,967	254,683	196,746	337,042	188,146
Total interest-bearing liabilities	2,183,242	2,153,532	2,197,252	2,121,626	2,059,814
Shareholders’ equity	277,758	269,827	262,865	254,839	247,845
Common shareholders’ equity (3)	260,418	252,487	245,523	237,497	230,503
Tangible common equity (4)	191,531	202,661	195,610	187,495	180,408
Unrealized (loss) gain on investment securities, net of tax	$(374)	1,292	(1,467)	(5,293)	(1,154)
Common shares outstanding	14,094	13,863	13,853	13,829	13,810
Treasury shares	304	299	309	333	352
CAPITAL RATIOS AND PER SHARE DATA:
Leverage ratio	7.34%	7.64	7.51	7.63	7.68
Tier 1 risk-based capital	10.44%	10.95	10.89	10.82	10.94
Total risk-based capital	11.69%	12.20	12.14	12.08	12.19
Common equity to assets	8.52%	8.44	8.14	8.11	8.04
Tangible common equity to tangible assets (4)	6.41%	6.89	6.60	6.51	6.40
Common book value per share	$18.48	18.21	17.72	17.17	16.69
Tangible common book value per share (4)	13.59	14.62	14.12	13.56	13.06

(1) Includes investment securities at adjusted amortized cost and non-performing investment securities.

(2) Includes nonaccrual loans.

(3) Excludes preferred shareholders’ equity.

(4) See Appendix A – Non-GAAP to GAAP Reconciliation for the computation of this Non-GAAP measure.

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)
(Amounts in thousands, except per share amounts)

			Quarterly Trends
	Nine months ended		2014			2013
	September 30,		Third	Second	First	Fourth	Third
	2014	2013	Quarter	Quarter	Quarter	Quarter	Quarter
SELECTED INCOME STATEMENT DATA:
Interest income	$75,071	73,713	25,129	24,883	25,059	25,218	24,623
Interest expense	5,435	5,499	1,871	1,780	1,784	1,838	1,820

Net interest income	69,636	68,214	23,258	23,103	23,275	23,380	22,803
Provision for loan losses	5,879	6,672	2,015	1,758	2,106	2,407	2,770

Net interest income after provision
for loan losses	63,757	61,542	21,243	21,345	21,169	20,973	20,033

Noninterest income:
Service charges on deposits	6,768	7,437	2,277	2,241	2,250	2,511	2,728
ATM and debit card	3,694	3,849	1,263	1,257	1,174	1,249	1,283
Investment advisory	1,647	1,917	524	561	562	428	568
Company owned life insurance	1,249	1,275	421	425	403	431	422
Insurance income	979	189	922	16	41	73	92
Investments in limited partnerships	894	538	187	81	626	319	241
Loan servicing	450	452	120	176	154	118	227
Net gain (loss) on sale of loans held for sale	231	134	76	50	105	(17)	(101)
Net gain on investment securities	1,777	1,224	515	949	313	2	—
Net (loss) gain on sale of other assets	61	39	72	24	(35)	(142)	—
Other	2,445	2,044	884	797	764	763	709

Total noninterest income	20,195	19,098	7,261	6,577	6,357	5,735	6,169

Noninterest expense:
Salaries and employee benefits	28,044	28,408	9,725	9,063	9,256	9,420	9,473
Occupancy and equipment	9,505	9,163	3,131	3,139	3,235	3,203	2,959
Professional services	3,332	2,844	976	1,384	972	992	814
Computer and data processing	2,225	2,205	725	777	723	643	689
Supplies and postage	1,554	1,806	507	535	512	536	518
FDIC assessments	1,200	1,092	390	388	422	372	367
Advertising and promotions	609	676	216	214	179	220	209
Other	6,507	5,861	2,285	2,308	1,914	2,000	1,980

Total noninterest expense	52,976	52,055	17,955	17,808	17,213	17,386	17,009

Income before income taxes	30,976	28,585	10,549	10,114	10,313	9,322	9,193
Income tax expense	9,541	9,422	3,365	3,082	3,094	2,955	3,029

Net income	21,435	19,163	7,184	7,032	7,219	6,367	6,164

Preferred stock dividends	1,097	1,100	366	365	366	366	365

Net income available to common shareholders	$20,338	18,063	6,818	6,667	6,853	6,001	5,799

FINANCIAL RATIOS AND STOCK DATA:
Earnings per share – basic	$1.47	1.32	0.49	0.48	0.50	0.44	0.42
Earnings per share – diluted	$1.46	1.31	0.49	0.48	0.50	0.43	0.42
Cash dividends declared on common stock	$0.57	0.55	0.19	0.19	0.19	0.19	0.19
Common dividend payout ratio (1)	38.78%	41.67	38.78	39.58	38.00	43.18	45.24
Dividend yield (annualized)	3.39%	3.59	3.35	3.25	3.35	3.05	3.68
Return on average assets	0.96%	0.92	0.95	0.95	0.99	0.88	0.88
Return on average equity	10.70%	10.13	10.41	10.52	11.19	10.03	9.93
Return on average common equity (2)	10.85%	10.25	10.55	10.66	11.38	10.15	10.05
Return on average tangible common equity (3)	13.77%	13.03	13.73	13.31	14.30	12.90	12.88
Efficiency ratio (4)	58.24%	58.72	57.65	60.15	56.96	57.76	56.95
Stock price (Nasdaq: FISI):
High	$25.69	21.99	24.94	24.88	25.69	26.59	21.99
Low	$19.72	17.92	21.71	22.17	19.72	20.14	18.39
Close	$22.48	20.46	22.48	23.42	23.02	24.71	20.46

(1) Common dividend payout ratio equals dividends declared during the period divided by earnings per share for the equivalent period.

(2) Annualized net income available to common shareholders divided by average common equity.

(3) See Appendix A – Non-GAAP to GAAP Reconciliation for the computation of this Non-GAAP measure.

(4) Efficiency ratio equals noninterest expense less other real estate expense and amortization of intangible assets as a percentage of net revenue, defined as the sum of tax-equivalent net interest income and noninterest income before net gains and impairment charges on investment securities.

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)

(Amounts in thousands)

			Quarterly Trends
	Nine months ended		2014			2013
	September 30,		Third	Second	First	Fourth	Third
	2014	2013	Quarter	Quarter	Quarter	Quarter	Quarter
SELECTED AVERAGE BALANCES:
Federal funds sold and interest-earning deposits	$153	223	51	94	316	94	126
Investment securities (1)	877,923	829,207	854,030	875,855	904,437	849,069	821,561
Loans (2):
Commercial business	271,190	257,172	273,239	275,105	265,137	253,458	256,256
Commercial mortgage	473,263	431,440	473,168	473,883	472,733	460,722	442,178
Residential mortgage	109,030	125,017	105,255	108,535	113,390	118,113	121,462
Home equity	351,212	299,474	377,360	346,911	328,833	320,872	309,970
Consumer indirect	648,901	596,260	653,192	651,150	642,241	627,557	605,286
Other consumer	21,251	24,412	20,847	20,855	22,062	23,132	23,641

Total loans	1,874,847	1,733,775	1,903,061	1,876,439	1,844,396	1,803,854	1,758,793
Total interest-earning assets	2,752,923	2,563,205	2,757,142	2,752,388	2,749,149	2,653,017	2,580,480
Goodwill and other intangible assets, net	53,085	50,249	59,306	49,879	49,968	50,058	50,153
Total assets	2,975,094	2,784,647	2,985,920	2,973,735	2,965,400	2,860,733	2,784,580
Interest-bearing liabilities:
Interest-bearing demand	502,170	483,428	486,311	509,398	511,073	501,753	466,889
Savings and money market	770,008	717,583	758,306	789,956	761,799	757,868	719,452
Certificates of deposit	627,550	628,694	634,400	629,945	618,126	599,971	603,434
Borrowings	253,017	184,236	259,995	224,801	274,414	208,338	207,491

Total interest-bearing liabilities	2,152,745	2,013,941	2,139,012	2,154,100	2,165,412	2,067,930	1,997,266
Noninterest-bearing demand deposits	539,693	503,734	556,485	537,895	524,346	526,146	527,438
Total deposits	2,439,421	2,333,439	2,435,502	2,467,194	2,415,344	2,385,738	2,317,213
Total liabilities	2,707,241	2,531,702	2,712,274	2,705,578	2,703,777	2,608,815	2,538,377
Shareholders’ equity	267,853	252,945	273,646	268,157	261,623	251,918	246,203
Common equity (3)	250,512	235,531	256,306	250,815	244,281	234,576	228,827
Tangible common equity (4)	$197,427	185,282	197,000	200,936	194,313	184,518	178,674
Common shares outstanding:
Basic	13,840	13,734	13,953	13,791	13,773	13,754	13,745
Diluted	13,890	13,774	14,007	13,838	13,824	13,817	13,787
SELECTED AVERAGE YIELDS:
(Tax equivalent basis)
Federal funds sold and interest-earning deposits	0.10%	0.19	0.28	0.07	0.08	0.16	0.15
Investment securities	2.43%	2.40	2.43	2.45	2.43	2.46	2.42
Loans	4.36%	4.69	4.31	4.32	4.45	4.55	4.59
Total interest-earning assets	3.75%	3.94	3.73	3.73	3.79	3.88	3.90
Interest-bearing demand	0.12%	0.15	0.12	0.12	0.13	0.16	0.18
Savings and money market	0.12%	0.13	0.12	0.12	0.13	0.14	0.14
Certificates of deposit	0.76%	0.79	0.78	0.76	0.74	0.77	0.77
Borrowings	0.37%	0.39	0.37	0.36	0.38	0.38	0.38
Total interest-bearing liabilities	0.34%	0.37	0.35	0.33	0.33	0.35	0.36
Net interest rate spread	3.41%	3.57	3.38	3.40	3.46	3.53	3.54
Net interest rate margin	3.48%	3.66	3.46	3.47	3.52	3.61	3.62

(1) Includes investment securities at adjusted amortized cost and non-performing investment securities.

(2) Includes nonaccrual loans.

(3) Excludes preferred shareholders’ equity.

(4) See Appendix A – Non-GAAP to GAAP Reconciliation for the computation of this Non-GAAP measure.

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)
(Amounts in thousands)

	2014			2013
	September 30,	June 30,	March 31,	December 31,	September 30,

ASSET QUALITY DATA:
Allowance for Loan Losses
Beginning balance	$27,166	27,152	26,736	26,685	25,590
Net loan charge-offs (recoveries):
Commercial business	44	(65)	39	328	104
Commercial mortgage	66	159	(7)	369	(87)
Residential mortgage	11	61	57	118	22
Home equity	66	127	95	8	14
Consumer indirect	1,577	1,336	1,350	1,416	1,465
Other consumer	173	126	156	117	157

Total net charge-offs	1,937	1,744	1,690	2,356	1,675
Provision for loan losses	2,015	1,758	2,106	2,407	2,770

Ending balance	$27,244	27,166	27,152	26,736	26,685

Supplemental information
Period end loans:
Originated loans	$1,866,671	1,853,728	1,803,209	1,785,599	1,728,453
Acquired loans	41,174	42,936	45,631	48,020	51,219

Total loans	$1,907,845	1,896,664	1,848,840	1,833,619	1,779,672

Allowance for loan losses to total loans	1.43%	1.43	1.47	1.46	1.50
Allowance for loan losses for originated
loans to originated loans	1.46%	1.47	1.51	1.50	1.54
Net charge-offs (recoveries) to average loans (annualized):
Commercial business	0.06%	-0.09	0.06	0.51	0.16
Commercial mortgage	0.06%	0.13	-0.01	0.32	-0.08
Residential mortgage	0.04%	0.23	0.21	0.41	0.07
Home equity	0.07%	0.15	0.12	0.01	0.02
Consumer indirect	0.96%	0.82	0.85	0.90	0.96
Other consumer	3.29%	2.42	2.87	2.01	2.63
Total loans	0.40%	0.37	0.37	0.52	0.38
Non-performing loans:
Commercial business	$3,258	3,589	3,706	3,474	4,078
Commercial mortgage	2,460	2,734	9,545	9,663	2,835
Residential mortgage	656	758	760	1,078	1,337
Home equity	464	371	826	925	911
Consumer indirect	1,300	1,427	1,387	1,471	1,161
Other consumer	46	12	46	11	16

Total non-performing loans	8,184	8,891	16,270	16,622	10,338
Foreclosed assets	509	554	412	333	424
Non-performing investment securities	—	—	113	128	128

Total non-performing assets	$8,693	9,445	16,795	17,083	10,890

Total non-performing loans to total loans	0.43%	0.47	0.88	0.91	0.58
Total non-performing loans to originated loans	0.44%	0.48	0.90	0.93	0.60
Total non-performing assets to total assets	0.28%	0.32	0.56	0.58	0.38
Allowance for loan losses to non-performing loans	333%	306	167	161	258

FINANCIAL INSTITUTIONS, INC.
Appendix A — Non-GAAP to GAAP Reconciliation (Unaudited)
(In thousands, except per share amounts)

			Quarterly Trends
Nine months ended				2014		2013
September 30,			Third	Second	First	Fourth	Third
2014		2013	Quarter	Quarter	Quarter	Quarter	Quarter
Ending tangible assets:
Total assets			$3,055,304	2,993,264	3,015,619	2,928,636	2,867,517
Less: Goodwill and other intangible assets, net			68,887	49,826	49,913	50,002	50,095

Tangible assets (non-GAAP)			$2,986,417	2,943,438	2,965,706	2,878,634	2,817,422

Ending tangible common equity:
Common shareholders’ equity			$260,418	252,487	245,523	237,497	230,503
Less: Goodwill and other intangible assets, net			68,887	49,826	49,913	50,002	50,095

Tangible common equity (non-GAAP)			$191,531	202,661	195,610	187,495	180,408

Tangible common equity to tangible assets (non-GAAP) (1)			6.41%	6.89	6.60	6.51	6.40
Common shares outstanding			14,094	13,863	13,853	13,829	13,810
Tangible common book value per share (non-GAAP) (2)			$13.59	14.62	14.12	13.56	13.06
Average tangible common equity:
Average common equity	$250,512	235,531	256,306	250,815	244,281	234,576	228,827
Average goodwill and other intangible assets, net	53,085	50,249	59,306	49,879	49,968	50,058	50,153

Average tangible common equity (non-GAAP)	$197,427	185,282	197,000	200,936	194,313	184,518	178,674

Return on average tangible common equity (3)	13.77%	13.03	13.73	13.31	14.30	12.90	12.88

(1) Tangible common equity divided by tangible assets.

(2) Tangible common equity divided by common shares outstanding.

(3) Annualized net income divided by average tangible common equity.